Exhibit 10.6N

2025 FORM OF

DIRECTOR’S

RESTRICTED STOCK AWARD

PURSUANT TO THE OMEGA HEALTHCARE INVESTORS, INC.

2018 STOCK INCENTIVE PLAN

THIS AWARD is made as of the Grant Date, by Omega Healthcare Investors, Inc. (the “Company”) to                                 (the “Recipient”).

Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference as part of this agreement (the “Award”), the Company hereby awards as of the Grant Date to the Recipient the Restricted Shares (the “Restricted Stock Grant”).

The capitalized terms in Items A through D below shall have the meanings following such terms.

A.	“Grant Date:” [GRANT DATE].
B.	“Plan:” (under which Restricted Stock Grant is granted): Omega Healthcare Investors, Inc. 2018 Stock Incentive Plan.
C.	“Restricted Shares:” shares of the Company’s common stock (“Common Stock”), subject to adjustment as provided in the attached Terms and Conditions.
D.

“Vesting Schedule:” The Restricted Shares shall vest according to the Vesting Schedule attached hereto as Exhibit 1.  The Restricted Shares which have become vested pursuant to the Vesting Schedule are herein referred to as the “Vested Restricted Shares.”

IN WITNESS WHEREOF, the Company has executed this Award as of the Grant Date set forth above.

OMEGA HEALTHCARE INVESTORS, INC.

By:

Title:

TERMS AND CONDITIONS TO THE

RESTRICTED STOCK AGREEMENT

PURSUANT TO THE OMEGA HEALTHCARE INVESTORS, INC.

2018 STOCK INCENTIVE PLAN

1.Restricted Shares.  The Company shall cause the Restricted Shares to be issued in book-entry form in the name of the Recipient with appropriate notations and stop-transfer instructions reflecting the applicable restrictions in this Agreement.  When any portion of the Restricted Shares become Vested Restricted Shares, the Company shall cause the notations regarding the restrictions and stop-transfer instructions as to such portion to be removed.  In the event that the Recipient forfeits any of the Restricted Shares, those shares shall automatically be transferred to the Company, without any action by the Recipient, and if the number of Vested Restricted Shares includes a fraction of a share, the Company shall cancel the fractional share, and the Company may pay the Recipient the amount determined by the Company to be the estimated fair market value therefor.  In the event of a transaction pursuant to Section 6, the Recipient agrees that any shares of Common Stock or other securities or property issued as a result of any of the foregoing shall be subject to all of the provisions of this Award as if initially granted thereunder.

2.Rights of a Shareholder.  During the period before the Restricted Shares vest and as long as they are not forfeited, the Recipient shall be entitled to all rights applicable to shares of Common Stock not so restricted, except as otherwise provided in the Award, including the right to receive dividends paid on Common Stock notwithstanding that all or some of the Restricted Shares may not be Vested Restricted Shares.

3. Withholding.  This Section shall not apply if the Recipient is not and has not been an employee of the Company or an Affiliate.  To the extent required by law, the Company shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirement, if any, upon the earlier of the vesting of the Restricted Shares or the effective date of an election pursuant to Section 83(b) of the Internal Revenue Code with respect to such Restricted Shares.  The Recipient must pay the withholding tax (i) in cash; (ii) by certified check; or (iii) by tendering shares of Common Stock which have been owned by the Recipient prior to the date of exercise having a Fair Market Value equal to the withholding obligation.

4.Restrictions on Transfer of Restricted Shares. Except for the transfer of any Restricted Shares by bequest or inheritance, the Recipient shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any unvested Restricted Shares.  Any such disposition not made in accordance with this Award shall be deemed null and void.  Any permitted transferee under this Section shall be bound by the terms of this Award.

5.Additional Restrictions on Transfer.

If for any reason the Restricted Share shall be represented in certificated form prior to becoming Vested Restricted Shares, the certificates evidencing the Restricted Shares shall bear a notation required under applicable securities laws or otherwise determined by the Company to be appropriate, such as:

transfer is restricted

The securities evidenced by this certificate are subject to restrictions on transfer and forfeiture provisions which also apply to the transferee as set forth in a restricted stock agreement dated [GRANT DATE], a copy of which is available from the Company.  THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT COVERING SUCH SECURITIES, (2) THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR (3) THE ISSUER RECEIVES AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

6.Change in Capitalization.

(a)The number and kind of unvested Restricted Shares shall be proportionately adjusted for nonreciprocal transactions between the Company and the holders of Common Stock that cause the per share value of the Restricted Shares to change, such as a stock dividend, stock split, spinoff, or rights offering (each an “Equity Restructuring”).  No fractional shares shall be issued in making such adjustment.

(b)In the event of a merger, consolidation, extraordinary dividend, sale of substantially all of the Company’s assets or other material change in the capital structure of the Company, or a tender offer for shares of Common Stock, or other reorganization of the Company, in each case that does not result in an Equity Restructuring, the Compensation Committee shall take such action to make such adjustments with respect to the unvested Restricted Shares, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the unvested portion of the Award, substituting cash, other securities, or other property to replace the unvested portion of the Award, or removing of restrictions on unvested Restricted Shares.

(c)All determinations and adjustments made by the Compensation Committee pursuant to this Section will be final and binding on the Recipient. Any action taken by the Compensation Committee need not treat all recipients of awards under the Plan equally.

(d)The existence of the Plan and the Restricted Stock Grant shall not affect the right or power of the Company to make or authorize any adjustment,

reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

7.Governing Laws.  This Award shall be construed, administered and enforced according to the laws of the State of Maryland; provided, however, no Restricted Shares shall be issued except, in the reasonable judgment of the Compensation Committee, in compliance with exemptions under applicable state securities laws of the state in which Recipient resides, and/or any other applicable securities laws.

8.Successors.  This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

9.Notice.  Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient.  Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

10.Severability.  In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

11.Entire Agreement.  Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties with respect to the subject matter.

12.Headings and Capitalized Terms.  Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award.  Capitalized terms used, but not defined, in this Award shall be given the meaning ascribed to them in the Plan.

13.Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

14.No Right to Continued Retention.  Neither the establishment of the Plan nor the award of Restricted Shares hereunder shall be construed as giving Recipient the right to continued service with the Company or an Affiliate.

EXHIBIT 1

VESTING SCHEDULE

The Restricted Shares shall become 100% vested on the next annual meeting of stockholders of the Company after the Grant Date (the “Vesting Date”), provided the Recipient remains at all times a director, employee, or consultant of the Company or an Affiliate from the Grant Date to such Vesting Date.  Restricted Shares which are not vested shall become fully vested if before the Vesting Date (1) the Recipient ceases to be a director, employee, or consultant of the Company due to death or Disability, (2) a Change in Control occurs while the Recipient remains a director, employee, or consultant of the Company or an Affiliate or (3) an event approved by the Committee as resulting in vesting occurs.  Except as provided above, Restricted Shares which are not vested at the time that the Recipient ceases to be a director, employee, or consultant of the Company or an Affiliate shall be forfeited to the Company.

For purposes of the above schedule, “Change in Control” means any one of the following events which occurs following the Grant Date:

(a)the acquisition, directly or indirectly, by any “person” or “persons” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Company or any employee benefit plan of the Company or an Affiliate, or any corporation pursuant to a reorganization, merger or consolidation, of equity securities of the Company, resulting in such person or persons holding equity securities of the Company that in the aggregate represent thirty percent (30%) or more of the combined ordinary voting power of the Company’s then outstanding equity securities;

(b)individuals who as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors;

(c)a reorganization, merger or consolidation, with respect to which persons who were the holders of equity securities of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own equity securities of the surviving entity representing more than fifty percent (50%) of the combined ordinary voting power of the then outstanding voting securities of the surviving entity; or

(d)a sale, or one or more sales occurring in a twelve-month period, of all or substantially all of the assets of the Company to any third party.

Exhibit 1 – Page 1

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred for purposes of this Award by reason of any actions or events in which the Recipient participates in a capacity other than in his capacity as an officer, employee, or director of the Company or an Affiliate.

Exhibit 1 – Page 2